EXHIBIT 99.1

ServisFirst Bancshares, Inc. Announces Results For Second Quarter of 2025

BIRMINGHAM, Ala., July 21, 2025 (GLOBE NEWSWIRE) -- ServisFirst Bancshares, Inc. (NYSE: SFBS), today announced earnings and operating results for the quarter ended June 30, 2025.

Second Quarter 2025 Highlights:

  Diluted earnings per share of $1.12 for the quarter. Adjusted diluted earnings per share of $1.21, up 27% from the second quarter of 2024.
  Net interest margin improved to 3.10% in the second quarter from 2.92% in the first quarter. Adjusted net interest margin was 3.06% in the second quarter.
  Loans grew by $346 million, or 11% annualized, during the quarter.
  Book value per share of $31.52, up 14% from the second quarter of 2024 and 16% annualized, from the first quarter of 2025.
  Liquidity remains strong with $1.7 billion in cash and cash equivalent assets, 10% of our total assets, and no FHLB advances or brokered deposits.
  Consolidated common equity tier 1 capital to risk-weighted assets increased from 10.93% to 11.38% year-over-year.
  Return on average common stockholder’s equity of 14.56%. Adjusted return on average common stockholders’ equity increased from 14.08% to 15.63% year-over-year.

Tom Broughton, Chairman, President, and CEO, said, “We were pleased with the loan growth in the quarter, combined with the improved environment for banks like ServisFirst.”

David Sparacio, CFO, said, “The net interest margin continues to improve and we see continued asset repricing, which we believe will lead to higher net interest margins over the next 24 months”

* This press release includes certain non-GAAP financial measures: adjusted net income, adjusted net income available to common stockholders, adjusted diluted earnings per share, adjusted net interest margin, adjusted return on average assets, adjusted return on average common stockholders’ equity, adjusted efficiency ratio, tangible common stockholders' equity, total tangible assets, tangible book value per share, and tangible common equity to total tangible assets. Please see “GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures.”

FINANCIAL SUMMARY (UNAUDITED)
(in Thousands except share and per share amounts)	Period Ending June 30, 2025	Period Ending March 31, 2025	% Change From Period Ending March 31, 2025 to Period Ending June 30, 2025	Period Ending June 30, 2024	% Change From Period Ending June 30, 2024 to Period Ending June 30, 2025
QUARTERLY OPERATING RESULTS
Net Income	$61,424	$63,224	(2.8)%	$52,136	17.8%
Net Income Available to Common Stockholders	$61,393	$63,224	(2.9)%	$52,105	17.8%
Diluted Earnings Per Share	$1.12	$1.16	(3.4)%	$0.95	17.9%
Return on Average Assets	1.40%	1.45%		1.34%
Return on Average Common Stockholders' Equity	14.56%	15.63%		14.08%
Average Diluted Shares Outstanding	54,664,480	54,656,630		54,608,679

Adjusted Net Income, net of tax*	$66,133	$63,224	4.6%	$52,136	26.8%
Adjusted Net Income Available to Common Stockholders, net of tax*	$66,102	$63,224	4.6%	$52,105	26.9%
Adjusted Diluted Earnings Per Share, net of tax*	$1.21	$1.16	4.4%	$0.95	27.5%
Adjusted Return on Average Assets, net of tax*	1.50%	1.45%		1.34%
Adjusted Return on Average Common Stockholders' Equity, net of tax*	15.68%	15.63%		14.08%

YEAR-TO-DATE OPERATING RESULTS
Net Income	$124,648			$102,162	22.0%
Net Income Available to Common Stockholders	$124,617			$102,131	22.0%
Diluted Earnings Per Share	$2.28			$1.87	21.9%
Return on Average Assets	1.42%			1.30%
Return on Average Common Stockholders' Equity	15.08%			13.96%
Average Diluted Shares Outstanding	54,660,577			54,602,032

Adjusted Net Income, net of tax*	$129,357			$103,509	25.0%
Adjusted Net Income Available to Common Stockholders, net of tax*	$129,326			$103,478	25.0%
Adjusted Diluted Earnings Per Share, net of tax*	$2.36			$1.89
Adjusted Return on Average Assets, net of tax*	1.48%			1.31%
Adjusted Return on Average Common Stockholders' Equity, net of tax*	15.65%			14.15%

BALANCE SHEET
Total Assets	$17,378,628	$18,636,766	(6.8)%	$16,049,812	8.3%
Loans	13,232,560	12,886,831	2.7%	12,332,780	7.3%
Non-interest-bearing Demand Deposits	2,632,058	2,647,577	(0.6)%	2,475,415	6.3%
Total Deposits	13,862,319	14,429,061	(3.9)%	13,259,392	4.5%
Stockholders' Equity	1,721,783	1,668,900	3.2%	1,510,576	14.0%

DETAILED FINANCIALS

ServisFirst Bancshares, Inc. reported net income and net income available to common stockholders of $61.4 million for the quarter ended June 30, 2025, compared to net income and net income available to common stockholders of $63.2 million for the first quarter of 2025 and net income and net income available to common stockholders of $52.1 million for the second quarter of 2024. Basic and diluted earnings per common share were both $1.12 in the second quarter of 2025, compared to $1.16 for both in the first quarter of 2025 and $0.96 and $0.95, respectively, in the second quarter of 2024.

Annualized return on average assets was 1.40% and annualized return on average common stockholders’ equity was 14.56% for the second quarter of 2025, compared to 1.34% and 14.08%, respectively, for the second quarter of 2024.

Net interest income was $131.7 million for the second quarter of 2025, compared to $123.6 million for the first quarter of 2025 and $105.9 million for the second quarter of 2024. The net interest margin in the second quarter of 2025 was 3.10% compared to 2.92% in the first quarter of 2025 and 2.79% in the second quarter of 2024. Loan yields were 6.37% during the second quarter of 2025 compared to 6.28% during the first quarter of 2025 and 6.48% during the second quarter of 2024. Investment yields were 3.37% during the second quarter of 2025 compared to 3.31% during the first quarter of 2025 and 3.33% during the second quarter of 2024. Average interest-bearing deposit rates were 3.33% during the second quarter of 2025, compared to 3.40% during the first quarter of 2025 and 4.09% during the second quarter of 2024. During the quarter, we reversed a $2.3 million accrual related to a legal matter, which had been recorded in interest expense. Average federal funds purchased rates were 4.49% during the second quarter of 2025, compared to 4.50% during the first quarter of 2025 and 5.50% during the second quarter of 2024.

Average loans for the second quarter of 2025 were $13.01 billion, an increase of $302.0 million, or 9.5% annualized, from average loans of $12.71 billion for the first quarter of 2025, and an increase of $947.1 million, or 7.9%, from average loans of $12.06 billion for the second quarter of 2024. Ending total loans for the second quarter of 2025 were $13.23 billion, an increase of $345.7 million, or 10.8% annualized, from $12.89 billion for the first quarter of 2025, and an increase of $899.8 million, or 7.3%, from $12.33 billion for the second quarter of 2024.

Average total deposits for the second quarter of 2025 were $13.90 billion, an increase of $5.8 million, or 0.2% annualized, from average total deposits of $13.89 billion for the first quarter of 2025, and an increase of $1.03 billion, or 8.0%, from average total deposits of $12.86 billion for the second quarter of 2024. Ending total deposits for the second quarter of 2025 were $13.86 billion, a decrease of $566.7 million, or 15.8% annualized, from $14.43 billion for the first quarter of 2025, and an increase of $602.9 million, or 4.5%, from $13.26 billion for the second quarter of 2024.

Non-performing assets to total assets were 0.42% for the second quarter of 2025, compared to 0.40% for the first quarter of 2025 and 0.23% for the second quarter of 2024. The majority of the year-over-year increase in non-performing assets was attributable to two relationships, both of which are secured by real estate. Annualized net charge-offs to average loans were 0.20% for the second quarter of 2025, compared to 0.19% for the first quarter of 2025 and 0.10% for the second quarter of 2024. During the second quarter of 2025, we charged off $4.9 million on a loan that had not been previously impaired. The allowance for credit losses as a percentage of total loans at June 30, 2025, March 31, 2025, and June 30, 2024, was 1.28%, 1.28%, and 1.28%, respectively. We recorded a $11.4 million provision for loan losses in the second quarter of 2025 compared to $6.5 million in the first quarter of 2025, and $5.4 million in the second quarter of 2024. Higher loan growth and increased net charge-offs during the second quarter of 2025 contributed to the increase in provision for loan losses.

Non-interest income decreased $8.5 million, or 95.3%, to $421,000 for the second quarter of 2025 from $8.9 million in the second quarter of 2024, and decreased $7.9 million, or 94.9%, on a linked quarter basis. Service charges on deposit accounts increased $378,000, or 16.5%, to $2.7 million for the second quarter of 2025 from $2.3 million in the second quarter of 2024, and increased $113,000, or 4.4%, on a linked quarter basis. Mortgage banking revenue decreased $56,000, or 4.1%, to $1.3 million for the second quarter of 2025 from $1.4 million in the second quarter of 2024, and increased $710,000, or 115.8%, on a linked quarter basis. Net credit card income decreased $214,000, or 9.2%, to $2.1 million for the second quarter of 2025 from $2.3 million in the second quarter of 2024, and increased $151,000, or 7.7%, on a linked quarter basis. In the second quarter of 2025, we recognized an $8.6 million loss on the sale of available-for-sale debt securities as part of a portfolio restructuring. Bank-owned life insurance (“BOLI”) income increased $68,000, or 3.3%, to $2.1 million for the second quarter of 2025 from $2.1 million in the second quarter of 2024, and decreased $11,000, or 0.5%, on a linked quarter basis. Other operating income decreased $83,000, or 10.0%, to $745,000 for the second quarter of 2025 from $828,000 in the second quarter of 2024, and decreased $256,000, or 25.6%, on a linked quarter basis.

Non-interest expense increased $1.4 million, or 3.2%, to $44.2 million for the second quarter of 2025 from $42.8 million in the second quarter of 2024, and decreased $1.9 million, or 4.1%, on a linked quarter basis. Salary and benefit expense decreased $1.6 million, or 6.8%, to $22.6 million for the second quarter of 2025 from $24.2 million in the second quarter of 2024, and decreased $303,000, or 1.3%, on a linked quarter basis. The number of full-time equivalent (“FTE”) employees increased by 34, or 5.44%, to 659 at June 30, 2025 compared to 625 at June 30, 2024, and increased by 23, or 3.61%, from the end of the first quarter of 2025. Equipment and occupancy expense decreased $44,000, or 1.2%, to $3.5 million for the second quarter of 2025 from $3.6 million in the second quarter of 2024, and decreased $199,000, or 5.3%, on a linked quarter basis. Third party processing and other services expense increased $540,000, or 7.2%, to $8.0 million for the second quarter of 2025 from $7.5 million in the second quarter of 2024, and increased $267,000, or 3.5%, on a linked quarter basis. Professional services expense increased $163,000, or 9.4%, to $1.9 million for the second quarter of 2025 from $1.7 million in the second quarter of 2024, and decreased $29,000, or 1.5%, on a linked quarter basis. FDIC and other regulatory assessments increased $551,000, or 25.0%, to $2.8 million for the second quarter of 2025 from $2.2 million in the second quarter of 2024, and decreased $101,000, or 3.5%, on a linked quarter basis. Other operating expenses increased $1.8 million, or 49.5%, to $5.4 million for the second quarter of 2025 from $3.6 million in the second quarter of 2024, and decreased $1.5 million, or 22.0%, on a linked quarter basis. The efficiency ratio was 33.46% during the second quarter of 2025 compared to 37.31% during the second quarter of 2024 and 34.97% during the first quarter of 2025. The adjusted efficiency ratio was 31.94% in the second quarter of 2025.

Income tax expense increased $725,000, or 5.0%, to $15.2 million in the second quarter of 2025, compared to $14.5 million in the second quarter of 2024. Our effective tax rate was 19.82% for the second quarter of 2025 compared to 21.71% for the second quarter of 2024. We recognized a reduction in provision for income taxes resulting from excess tax benefits from the exercise and vesting of stock options and restricted stock during the second quarters of 2025 and 2024 of $2.1 million and $396,000, respectively.

About ServisFirst Bancshares, Inc.

ServisFirst Bancshares, Inc. is a bank holding company based in Birmingham, Alabama. Through its subsidiary ServisFirst Bank, ServisFirst Bancshares, Inc. provides business and personal financial services from locations in Alabama, Florida, Georgia, North and South Carolina, Tennessee, and Virginia. We also operate a loan production office in Florida. Through the ServisFirst Bank, we originate commercial, consumer and other loans and accept deposits, provide electronic banking services, such as online and mobile banking, including remote deposit capture, deliver treasury and cash management services and provide correspondent banking services to other financial institutions.

ServisFirst Bancshares, Inc. files periodic reports with the U.S. Securities and Exchange Commission (SEC). Copies of its filings may be obtained through the SEC’s website at www.sec.gov or at www.servisfirstbancshares.com.

Statements in this press release that are not historical facts, including, but not limited to, statements concerning future operations, results or performance, are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. The words “believe,” “expect,” “anticipate,” “project,” “plan,” “intend,” “will,” “could,” “would,” “might” and similar expressions often signify forward-looking statements. Such statements involve inherent risks and uncertainties. ServisFirst Bancshares, Inc. cautions that such forward-looking statements, wherever they occur in this press release or in other statements attributable to ServisFirst Bancshares, Inc., are necessarily estimates reflecting the judgment of ServisFirst Bancshares, Inc.’s senior management and involve risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Such forward-looking statements should, therefore, be considered in light of various factors that could affect the accuracy of such forward-looking statements, including, but not limited to: general economic conditions, especially in the credit markets and in the Southeast; the impact of tariffs and trade wars on general economic conditions, the performance of the capital markets; changes in interest rates, yield curves and interest rate spread relationships; changes in accounting and tax principles, policies or guidelines; changes in legislation or regulatory requirements; changes as a result of our reclassification as a large financial institution by the FDIC; changes in our loan portfolio and the deposit base; possible changes in laws and regulations and governmental monetary and fiscal policies, including, but not limited to, the Federal Reserve policies in connection with continued or re-emerging inflationary pressures and the ability of the U.S. Congress to increase the U.S. statutory debt limit as needed; computer hacking or cyber-attacks resulting in unauthorized access to confidential or proprietary information; substantial, unexpected or prolonged changes in the level or cost of liquidity; the cost and other effects of legal and administrative cases and similar contingencies; possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and the value of collateral; the effect of natural disasters, such as hurricanes and tornados, in our geographic markets; and increased competition from both banks and non-bank financial institutions. For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward-looking Statements” and “Risk Factors” in our most recent Annual Report on Form 10-K, in our Quarterly Reports on Form 10-Q for fiscal year 2025, and our other SEC filings. If one or more of the assumptions forming the basis of our forward-looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained herein. Accordingly, you should not place undue reliance on any forward-looking statements, which speak only as of the date made. ServisFirst Bancshares, Inc. assumes no obligation to update or revise any forward-looking statements that are made from time to time.

More information about ServisFirst Bancshares, Inc. may be obtained over the Internet at www.servisfirstbancshares.com or by calling (205) 949-0302.

Contact: ServisFirst Bank
Davis Mange (205) 949-3420
dmange@servisfirstbank.com

SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)
(In thousands except share and per share data)
	2nd Quarter 2025	1st Quarter 2025	4th Quarter 2024	3rd Quarter 2024	2nd Quarter 2024
CONSOLIDATED STATEMENT OF INCOME
Interest income	$246,635	$241,096	$243,892	$247,979	$227,540
Interest expense	114,948	117,543	120,724	132,858	121,665
Net interest income	131,687	123,553	123,168	115,121	105,875
Provision for credit losses	11,296	6,630	5,704	5,659	5,353
Net interest income after provision for credit losses	120,391	116,923	117,464	109,462	100,522
Non-interest income	421	8,277	8,803	8,549	8,891
Non-interest expense	44,204	46,107	46,896	45,632	42,818
Income before income tax	76,608	79,093	79,371	72,379	66,595
Provision for income tax	15,184	15,869	14,198	12,472	14,459
Net income	61,424	63,224	65,173	59,907	52,136
Preferred stock dividends	31	-	31	-	31
Net income available to common stockholders	$61,393	$63,224	$65,142	$59,907	$52,105
Earnings per share - basic	$1.12	$1.16	$1.19	$1.10	$0.96
Earnings per share - diluted	$1.12	$1.16	$1.19	$1.10	$0.95
Average diluted shares outstanding	54,664,480	54,656,630	54,649,808	54,642,582	54,608,679

CONSOLIDATED BALANCE SHEET DATA
Total assets	$17,378,628	$18,636,766	$17,351,643	$16,449,178	$16,049,812
Loans	13,232,560	12,886,831	12,605,836	12,338,226	12,332,780
Debt securities	1,914,503	1,905,550	1,876,253	1,867,587	1,941,641
Non-interest-bearing demand deposits	2,632,058	2,647,577	2,619,687	2,576,329	2,475,415
Total deposits	13,862,319	14,429,061	13,543,459	13,146,529	13,259,392
Borrowings	64,747	64,745	64,743	64,741	64,739
Stockholders' equity	1,721,783	1,668,900	1,616,772	1,570,269	1,510,576

Shares outstanding	54,618,545	54,601,217	54,569,427	54,551,543	54,521,479
Book value per share	$31.52	$30.57	$29.63	$28.79	$27.71
Tangible book value per share (1)	$31.27	$30.32	$29.38	$28.54	$27.46

SELECTED FINANCIAL RATIOS (Annualized)
Net interest margin	3.10%	2.92%	2.96%	2.84%	2.79%
Return on average assets	1.40%	1.45%	1.52%	1.43%	1.34%
Return on average common stockholders' equity	14.56%	15.63%	16.29%	15.55%	14.08%
Efficiency ratio	33.46%	34.97%	35.54%	36.90%	37.31%
Non-interest expense to average earning assets	1.04%	1.09%	1.13%	1.13%	1.13%

CAPITAL RATIOS (2)
Common equity tier 1 capital to risk-weighted assets	11.38%	11.48%	11.42%	11.25%	10.93%
Tier 1 capital to risk-weighted assets	11.38%	11.48%	11.42%	11.25%	10.93%
Total capital to risk-weighted assets	12.81%	12.93%	12.90%	12.77%	12.43%
Tier 1 capital to average assets	9.78%	9.48%	9.59%	9.54%	9.81%
Tangible common equity to total tangible assets (1)	9.84%	8.89%	9.25%	9.47%	9.33%

(1) This press release contains certain non-GAAP financial measures. Please see “GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures.”
(2) Regulatory capital ratios for most recent period are preliminary.

GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures, including adjusted net income, adjusted net income available to common stockholders, adjusted diluted earnings per share, adjusted return on average assets, adjusted return on average common stockholders’ equity, and adjusted efficiency ratio. We recorded a one-time expense of $7.2 million in the fourth quarter of 2023 associated with the FDIC’s special assessment to recapitalize the Deposit Insurance Fund following bank failures in the spring of 2023. This assessment was updated in the first quarter of 2024 resulting in additional expense of $1.8 million. We recognized an $8.6 million loss on sale of available-for-sale debt securities in non-interest income during the second quarter of 2025 as a result of restructuring the portfolio. We reversed a $2.3 million legal reserve from interest expense during the second quarter of 2025. These adjustments to our results are unusual, or infrequent, in nature and are not considered to be part of our non-interest expense, non-interest income and interest expense run rates, respectively. Each of adjusted net income, adjusted net income available to common stockholders, adjusted diluted earnings per share, adjusted return on average assets, adjusted return on average common stockholders’ equity and adjusted efficiency ratio excludes the impact of these items, net of tax, and are all considered non-GAAP financial measures. This press release also contains the non-GAAP financial measures of tangible common stockholders’ equity, total tangible assets, tangible book value per share and tangible common equity to total tangible assets, each of which excludes goodwill associated with our acquisition of Metro Bancshares, Inc. in January 2015.

We believe these non-GAAP financial measures provide useful information to management and investors that is supplementary to our financial condition, results of operations and cash flows computed in accordance with GAAP; however, we acknowledge that these non-GAAP financial measures have a number of limitations. As such, you should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable to non-GAAP financial measures that other companies, including those in our industry, use. The following reconciliation table provides a more detailed analysis of the non-GAAP financial measures as of and for the comparative periods presented in this press release. Dollars are in thousands, except share and per share data.

	At June 30, 2025	At March 31, 2025	At December 31, 2024	At September 30, 2024	At June 30, 2024
Book value per share - GAAP	$31.52	$30.56	$29.63	$28.79	$27.71
Total common stockholders' equity - GAAP	1,721,783	1,668,900	1,616,772	1,570,269	1,570,994
Adjustment for Goodwill	(13,615)	(13,615)	(13,615)	(13,615)	(13,615)
Tangible common stockholders' equity - non-GAAP	$1,708,168	$1,655,285	$1,603,157	$1,556,654	$1,557,379
Tangible book value per share - non-GAAP	$31.27	$30.31	$29.38	$28.54	$27.46

Stockholders' equity to total assets - GAAP	9.91%	8.95%	9.32%	9.55%	9.55%
Total assets - GAAP	$17,378,628	$18,636,766	$17,351,643	$16,449,178	$16,448,582
Adjustment for Goodwill	(13,615)	(13,615)	(13,615)	(13,615)	(13,615)
Total tangible assets - non-GAAP	$17,365,013	$18,623,151	$17,338,028	$16,435,563	$16,434,967
Tangible common equity to total tangible assets - non-GAAP	9.84%	8.89%	9.25%	9.47%	9.48%

	Three Months Ended June 30, 2025	Three Months Ended March 31, 2025	Three Months Ended June 30, 2024	Six Months Ended June 30, 2025	Six Months Ended June 30, 2024
Net income - GAAP	$61,424	$63,224	$52,136	$124,648	$102,162
Adjustments:
FDIC special assessment	-	-	-	-	1,799
Legal matter accrual reversal	(2,276)	-	-	(2,276)	-
Loss on marketable securities	8,563	-	-	8,563	-
Tax on adjustments	(1,578)	-	-	(1,578)	(452)
Adjusted net income - non-GAAP	$66,133	$63,224	$52,136	$129,357	$103,509

Net income available to common stockholders - GAAP	$61,393	$63,224	$52,105	$124,617	$102,131
Adjustments:
FDIC special assessment	-	-	-	-	1,799
Legal matter accrual reversal	(2,276)	-	-	(2,276)	-
Loss on marketable securities	8,563	-	-	8,563	-
Tax on adjustments	(1,578)	-	-	(1,578)	(452)
Adjusted net income available to common stockholders - non-GAAP	$66,102	$63,224	$52,105	$129,326	$103,478

Diluted earnings per share - GAAP	$1.12	$1.16	$0.95	$2.28	$1.87
Adjustments:
FDIC special assessment	-	-	-	-	0.03
Legal matter accrual reversal	(0.04)	-	-	(0.05)	-
Loss on marketable securities	0.16	-	-	0.16	-
Tax on adjustments	(0.03)	-	-	(0.03)	(0.01)
Adjusted diluted earnings per share - non-GAAP	$1.21	$1.16	$0.95	$2.36	$1.89

Net interest income, on a fully taxable-equivalent basis	$131,777			$255,394
Adjustments:
Legal matter accrual reversal	(2,276)			(2,276)
Tax on adjustments	571			571
Adjusted net interest income, on a fully taxable-equivalent basis	$130,072			$253,689

Net interest margin-GAAP	3.10%			3.01%
Average earning assets	17,076,353			17,132,710
Adjusted net interest margin-non-GAAP	3.06%			2.99%

Return on average assets - GAAP	1.40%	1.45%	1.34%	1.42%	1.30%
Net income available to common stockholders - GAAP	$61,393	$63,224	$52,105	$124,617	$102,131
Adjustments:
FDIC special assessment	-	-	-	-	1,799
Legal matter accrual reversal	(2,276)	-	-	(2,276)	-
Loss on marketable securities	8,563	-	-	8,563	-
Tax on adjustments	(1,578)	-	-	(1,578)	(452)
Adjusted net income available to common stockholders - non-GAAP	$66,102	$63,224	$52,105	$129,326	$103,478
Average assets - GAAP	$17,626,503	$17,710,148	$15,697,538	$17,668,094	$15,827,894
Adjusted return on average assets - non-GAAP	1.50%	1.45%	1.34%	1.48%	1.31%

Return on average common stockholders' equity - GAAP	14.56%	15.63%	14.08%	15.08%	13.96%
Net income available to common stockholders - GAAP	$61,393	$63,224	$52,105	$124,617	$102,131
Adjustments:
FDIC special assessment	-	-	-	-	1,799
Legal matter accrual reversal	(2,276)	-	-	(2,276)	-
Loss on marketable securities	8,563	-	-	8,563	-
Tax on adjustments	(1,578)	-	-	(1,578)	(452)
Adjusted net income available to common stockholders - non-GAAP	$66,102	$63,224	$52,105	$129,326	$103,478
Average common stockholders' equity - GAAP	$1,690,855	$1,640,949	$1,488,429	$1,666,039	$1,471,048
Adjusted return on average common stockholders' equity non-GAAP	15.68%	15.63%	14.08%	15.65%	14.15%

Efficiency ratio	33.46%	34.97%	37.31%	34.22%	39.42%
Net interest income - GAAP	$131,687	$123,553	$105,875	$255,240	$208,370
Adjustments:
Legal matter accrual reversal	(2,276)	-	-	(2,276)	-
Adjusted net interest income - non-GAAP	$129,411	$123,553	$105,875	$252,964	$208,370
Total non-interest income - GAAP	421	8,277	8,891	8,698	17,704
Adjustments:
Loss on marketable securities	8,563	-	-	8,563	-
Adjusted non-interest income - non-GAAP	$8,984	$8,277	$8,891	$17,261	$17,704
Adjusted net interest income and non-interest income - non-GAAP	138,395	131,830	114,766	270,225	226,074
Non-interest expense - GAAP	$44,204	$46,107	$42,818	$90,311	$89,121
Adjustments:
FDIC special assessment	-	-	-	-	1,799
Adjusted non-interest expense - non-GAAP	$44,204	$46,107	$42,818	$90,311	$87,322
Adjusted efficiency ratio - non-GAAP	31.94%	34.97%	37.31%	33.42%	38.63%

CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in thousands)
	June 30, 2025	June 30, 2024	% Change
ASSETS
Cash and due from banks	$140,659	$135,711	4%
Interest-bearing balances due from depository institutions	1,236,485	1,129,922	9%
Federal funds sold and securities purchased with agreement to resell	333,760	11,132	2,898%
Cash and cash equivalents	1,710,904	1,276,765	34%
Available for sale debt securities, at fair value	1,227,851	1,174,386	5%
Held to maturity debt securities (fair value of $639,455 and $785,270, respectively)	686,652	767,255	(11)%
Restricted equity securities	12,156	11,300	8%
Mortgage loans held for sale	22,131	11,174	98%
Loans	13,232,560	12,332,780	7%
Less allowance for credit losses	(169,959)	(158,092)	8%
Loans, net	13,062,601	12,174,688	7%
Premises and equipment, net	59,993	59,200	1%
Goodwill	13,615	13,615	-%
Other assets	582,725	561,429	4%
Total assets	$17,378,628	$16,049,812	8%
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits:
Non-interest-bearing demand	$2,632,058	$2,475,415	6%
Interest-bearing	11,230,261	10,783,977	4%
Total deposits	13,862,319	13,259,392	5%
Federal funds purchased	1,599,135	1,097,154	46%
Other borrowings	64,747	64,739	-%
Other liabilities	130,644	117,951	11%
Total liabilities	15,656,845	14,539,236	8%
Stockholders' equity:
Preferred stock, par value $0.001 per share; 1,000,000 authorized and undesignated at June 30, 2025 and June 30, 2024	-	-	-%
Common stock, par value $0.001 per share; 200,000,000 shares authorized; 54,618,545 shares issued and outstanding at June 30, 2025, and 54,521,479 shares issued and outstanding at June 30, 2024	54	54	-%
Additional paid-in capital	236,716	234,495	1%
Retained earnings	1,500,767	1,322,048	14%
Accumulated other comprehensive loss	(16,254)	(46,521)	(65)%
Total stockholders' equity attributable to ServisFirst Bancshares, Inc.	1,721,283	1,510,076	14%
Noncontrolling interest	500	500	-%
Total stockholders' equity	1,721,783	1,510,576	14%
Total liabilities and stockholders' equity	$17,378,628	$16,049,812	8%

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands except per share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Interest income:
Interest and fees on loans	$206,521	$194,300	$403,457	$381,278
Taxable securities	16,562	16,158	32,585	32,137
Nontaxable securities	5	9	11	18
Federal funds sold and securities purchased with agreement to resell	1,592	538	1,612	1,079
Other interest and dividends	21,955	16,535	50,066	39,738
Total interest income	246,635	227,540	487,731	454,250
Interest expense:
Deposits	93,488	104,671	188,233	208,737
Borrowed funds	21,460	16,994	44,258	37,143
Total interest expense	114,948	121,665	232,491	245,880
Net interest income	131,687	105,875	255,240	208,370
Provision for credit losses	11,296	5,353	17,926	9,721
Net interest income after provision for credit losses	120,391	100,522	237,314	198,649
Non-interest income:
Service charges on deposit accounts	2,671	2,293	5,229	4,443
Mortgage banking	1,323	1,379	1,936	2,057
Credit card income	2,119	2,333	4,087	4,488
Securities losses	(8,563)	-	(8,563)	-
Bank-owned life insurance income	2,126	2,058	4,263	5,289
Other operating income	745	828	1,746	1,427
Total non-interest income	421	8,891	8,698	17,704
Non-interest expense:
Salaries and employee benefits	22,576	24,213	45,455	47,199
Equipment and occupancy expense	3,523	3,567	7,245	7,124
Third party processing and other services	8,005	7,465	15,743	14,631
Professional services	1,904	1,741	3,837	3,205
FDIC and other regulatory assessments	2,753	2,202	5,607	6,107
Other real estate owned expense	27	7	60	37
Other operating expense	5,416	3,623	12,364	10,818
Total non-interest expense	44,204	42,818	90,311	89,121
Income before income tax	76,608	66,595	155,701	127,232
Provision for income tax	15,184	14,459	31,053	25,070
Net income	61,424	52,136	124,648	102,162
Dividends on preferred stock	31	31	31	31
Net income available to common stockholders	$61,393	$52,105	$124,617	$102,131
Basic earnings per common share	$1.12	$0.96	$2.28	$1.87
Diluted earnings per common share	$1.12	$0.95	$2.28	$1.87

LOANS BY TYPE (UNAUDITED)
(In thousands)

	2nd quarter 2025	1st quarter 2025	4th quarter 2024	3rd quarter 2024	2nd quarter 2024
Commercial, financial and agricultural	$2,952,028	$2,924,533	$2,869,894	$2,793,989	$2,935,577
Real estate - construction	1,735,405	1,599,410	1,489,306	1,439,648	1,510,677
Real estate - mortgage:
Owner-occupied commercial	2,557,711	2,543,819	2,547,143	2,441,687	2,399,644
1-4 family mortgage	1,561,461	1,494,189	1,444,623	1,409,981	1,350,428
Non-owner occupied commercial	4,338,697	4,259,566	4,181,243	4,190,935	4,072,007
Subtotal: Real estate - mortgage	8,457,869	8,297,574	8,173,009	8,042,603	7,822,079
Consumer	87,258	65,314	73,627	61,986	64,447
Total loans	$13,232,560	$12,886,831	$12,605,836	$12,338,226	$12,332,780

SUMMARY OF CREDIT LOSS EXPERIENCE (UNAUDITED)
(Dollars in thousands)
	2nd quarter 2025	1st quarter 2025	4th quarter 2024	3rd quarter 2024	2nd quarter 2024
Allowance for credit losses:
Beginning balance	$165,034	$164,458	$160,755	$158,092	$155,892
Loans charged off:
Commercial, financial and agricultural	6,849	2,415	3,899	3,020	3,355
Real estate - construction	-	46	-	-	-
Real estate - mortgage	581	3,571	560	252	119
Consumer	72	60	211	155	108
Total charge offs	7,502	6,092	4,670	3,427	3,582
Recoveries:
Commercial, financial and agricultural	959	171	1,801	616	406
Real estate - construction	-	-	-	-	8
Real estate - mortgage	1	-	23	2	-
Consumer	58	27	151	37	15
Total recoveries	1,018	198	1,975	655	429
Net charge-offs	6,484	5,894	2,695	2,772	3,153
Provision for loan losses	11,409	6,470	6,398	5,435	5,353
Ending balance	$169,959	$165,034	$164,458	$160,755	$158,092

Allowance for credit losses to total loans	1.28%	1.28%	1.30%	1.30%	1.28%

Allowance for credit losses to total average loans	1.31%	1.30%	1.32%	1.30%	1.31%
Net charge-offs to total average loans	0.20%	0.19%	0.09%	0.09%	0.10%

Provision for credit losses to total average loans	0.35%	0.21%	0.21%	0.17%	0.18%
Nonperforming assets:
Nonaccrual loans	$68,619	$73,793	$39,501	$37,075	$33,454
Loans 90+ days past due and accruing	3,549	111	2,965	2,093	1,482
Other real estate owned and repossessed assets	311	756	2,531	2,723	1,458
Total	$72,479	$74,660	$44,997	$41,891	$36,394

Nonperforming loans to total loans	0.55%	0.57%	0.34%	0.32%	0.28%
Nonperforming assets to total assets	0.42%	0.40%	0.26%	0.25%	0.23%
Nonperforming assets to earning assets	0.43%	0.41%	0.26%	0.26%	0.23%
Allowance for credit losses to nonaccrual loans	247.69%	223.64%	416.34%	433.59%	472.57%

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands except per share data)
	2nd Quarter 2025	1st Quarter 2025	4th Quarter 2024	3rd Quarter 2024	2nd Quarter 2024
Interest income:
Interest and fees on loans	$206,521	$196,936	$200,875	$205,952	$194,300
Taxable securities	16,562	16,023	16,905	17,493	16,158
Nontaxable securities	5	6	6	7	9
Federal funds sold with agreement to	1,592	20	18	31	538
Other interest and dividends	21,955	28,111	26,088	24,496	16,535
Total interest income	246,635	241,096	243,892	247,979	227,540
Interest expense:
Deposits	93,488	94,745	98,702	113,211	104,671
Borrowed funds	21,460	22,798	22,022	19,647	16,994
Total interest expense	114,948	117,543	120,724	132,858	121,665
Net interest income	131,687	123,553	123,168	115,121	105,875
Provision for credit losses	11,296	6,630	5,704	5,659	5,353
Net interest income after provision for credit losses	120,391	116,923	117,464	109,462	100,522
Non-interest income:
Service charges on deposit accounts	2,671	2,558	2,650	2,341	2,293
Mortgage banking	1,323	613	1,513	1,352	1,379
Credit card income	2,119	1,968	1,867	1,925	2,333
Securities losses	(8,563)	-	-	-	-
Bank-owned life insurance income	2,126	2,137	2,131	2,113	2,058
Other operating income	745	1,001	642	818	828
Total non-interest income	421	8,277	8,803	8,549	8,891
Non-interest expense:
Salaries and employee benefits	22,576	22,879	24,062	25,057	24,213
Equipment and occupancy expense	3,523	3,722	3,600	3,795	3,567
Third party processing and other services	8,005	7,738	8,515	8,035	7,465
Professional services	1,904	1,933	1,981	1,715	1,741
FDIC and other regulatory assessments	2,753	2,854	2,225	2,355	2,202
Other real estate owned expense	27	33	58	103	7
Other operating expense	5,416	6,948	6,455	4,572	3,623
Total non-interest expense	44,204	46,107	46,896	45,632	42,818
Income before income tax	76,608	79,093	79,371	72,379	66,595
Provision for income tax	15,184	15,869	14,198	12,472	14,459
Net income	61,424	63,224	65,173	59,907	52,136
Dividends on preferred stock	31	-	31	-	31
Net income available to common stockholders	$61,393	$63,224	$65,142	$59,907	$52,105
Basic earnings per common share	$1.12	$1.16	$1.19	$1.10	$0.96
Diluted earnings per common share	$1.12	$1.16	$1.19	$1.10	$0.95

AVERAGE BALANCE SHEETS AND NET INTEREST ANALYSIS (UNAUDITED)
ON A FULLY TAXABLE-EQUIVALENT BASIS
(Dollars in thousands)

	2nd Quarter 2025		1st Quarter 2025		4th Quarter 2024		3rd Quarter 2024		2nd Quarter 2024
	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate
Assets:
Interest-earning assets:
Loans, net of unearned income (1)
Taxable	$12,979,759	6.37%	$12,683,077	6.29%	$12,414,065	6.43%	$12,351,073	6.63%	$12,045,743	6.48%
Tax-exempt (2)	30,346	5.51	25,044	4.94	13,198	1.57	15,584	1.86	17,230	2.08
Total loans, net of unearned income	13,010,105	6.37	12,708,121	6.28	12,427,263	6.43	12,366,657	6.62	12,062,973	6.48
Mortgage loans held for sale	11,739	5.23	6,731	4.76	9,642	5.36	10,674	3.80	6,761	6.13
Debt securities:
Taxable	1,965,089	3.37	1,934,739	3.31	1,932,547	3.49	1,955,632	3.57	1,936,818	3.33
Tax-exempt (2)	492	4.88	589	5.43	606	5.28	815	4.42	1,209	3.64
Total securities (3)	1,965,581	3.37	1,935,328	3.31	1,933,153	3.49	1,956,447	3.57	1,938,027	3.33
Federal funds sold and securities purchased with agreement to resell	124,303	5.14	1,670	4.86	1,596	4.49	2,106	5.86	38,475	5.62
Restricted equity securities	12,146	6.64	11,461	7.43	11,290	6.80	11,290	7.36	11,290	7.16
Interest-bearing balances with banks	1,952,479	4.47	2,526,382	4.48	2,143,474	4.81	1,775,192	5.46	1,183,482	5.57
Total interest-earning assets	$17,076,353	5.80%	$17,189,693	5.69%	$16,526,418	5.87%	$16,122,366	6.12%	$15,241,008	6.01%
Non-interest-earning assets:
Cash and due from banks	109,506		108,540		103,494		103,539		96,646
Net premises and equipment	59,944		59,633		60,708		60,607		59,653
Allowance for credit losses, accrued interest and other assets	380,700		352,282		346,763		340,621		300,521
Total assets	$17,626,503		$17,710,148		$17,037,383		$16,627,133		$15,697,828

Interest-bearing liabilities:
Interest-bearing deposits:
Checking (4)	$2,222,000	1.78%	$2,461,900	2.38%	$2,353,439	2.61%	$2,318,384	2.97%	$2,227,527	2.85%
Savings	101,506	1.63	101,996	1.61	102,858	1.52	102,627	1.76	105,955	1.71
Money market	7,616,747	3.67	7,363,163	3.61	7,067,265	3.86	7,321,503	4.45	6,810,799	4.46
Time deposits	1,321,404	4.09	1,361,558	4.24	1,286,754	4.45	1,197,650	4.52	1,157,528	4.47
Total interest-bearing deposits	11,261,657	3.33	11,288,617	3.40	10,810,316	3.63	10,940,164	4.12	10,301,809	4.09
Federal funds purchased	1,855,860	4.49	1,994,766	4.50	1,767,749	4.80	1,391,118	5.42	1,193,190	5.50
Other borrowings	64,750	4.26	64,750	4.30	64,738	4.22	64,738	4.22	64,738	4.27
Total interest-bearing liabilities	$13,182,267	3.50%	$13,348,133	3.57%	$12,642,803	3.80%	$12,396,020	4.26%	$11,559,737	4.23%
Non-interest-bearing liabilities:
Non-interest-bearing checking	2,633,552		2,600,775		2,672,875		2,575,575		2,560,245
Other liabilities	119,829		120,291		130,457		122,455		89,418
Stockholders' equity	1,716,232		1,670,402		1,624,084		1,574,902		1,536,013
Accumulated other comprehensive loss	(25,377)		(29,453)		(32,836)		(41,819)		(47,584)
Total liabilities and stockholders' equity	$17,626,503		$17,710,148		$17,037,383		$16,627,133		$15,697,828
Net interest spread		2.30%		2.12%		2.07%		1.86%		1.78%
Net interest margin		3.10%		2.92%		2.96%		2.84%		2.79%

(1) Average loans include nonaccrual loans in all periods. Loan fees of $4,430, $3,764, $4,460, $3,949, and $3,317 are included in interest income in the second quarter of 2025, first quarter of 2025, fourth quarter of 2024, third quarter of 2024, and second quarter of 2024, respectively.
(2) Interest income and yields are presented on a fully taxable equivalent basis using a tax rate of 21%.
(3) Unrealized losses on debt securities of $(36,381), $(41,970), $(46,652), $(58,802), and $(66,663) for the second quarter of 2025, first quarter of 2025, fourth quarter of 2024, third quarter of 2024, and second quarter of 2024, respectively, are excluded from the yield calculation.
(4) Includes impact of reversal of a $2.3 million accrual related to a legal matter. Please see “GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures.”